FIDELITY ADVISOR LIMITED TERM BOND
PROPOSAL NUMBER   PURPOSE

1                 Elect Board of Trustees

2                 Re-elect the accountants

3                 Provide dollar-based voting rights

4 Change the way Fidelity notifies shareholders about trustee appointments

5 & 6             Permit investment in another open-ended
                  investment company

7 Amend Bylaws of the Trust: no shareholder approval required for future amendments to the Bylaws

8 & 9             Removal of 144 month duration from the
                  12b-1 fee

10 & 11           Amend a sub-advisory agreement w/ FMR Far
                  East & U.K.

12                Modify management contract to raise the
                  Individual fee

13 Amend investment objective and eliminate certain fundamental investment policies

14 Replace fundamental investment policy with respect to maximum dollar-weighted average maturity with a non-fundamental policy

15 Replace fundamental investment policies with identical non-fundamental policies

16                Adopt a non-fundamental defensive policy

17                Amend fundamental investment limitation
                  concerning borrowing

18                Diversification

20                Short Sales

21                Margin Purchases

23                Underwriting

24 Concentration of investments within a single industry

26                Investment in newly-formed issuers

27                Investing in oil, gas and minerla exploration

28                Investment in other investment companies

29 Investing in companies for the purpose of exercising control or management

For Investment Professional Use Only